UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2009

AMERICAN SIERRA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52927 (Commission File Number)	98-0528416 (IRS Employer Identification Number)

200 S. Virginia, 8th Floor

Reno, NV 89501

(Address of principal executive offices)

(775) 398-3044

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure.

          On October 15, 2009, American Sierra Gold Corp. (the “Company”) issued a press release announcing the cancellation of 19,000,000 shares of the Company’s common stock currently held by Mr. Gruden, with such shares being returned as a capital contribution to the Company so as to increase shareholder value. Further details regarding the cancellation of certain of Mr. Gruden’s shares are set forth below in the disclosure provided under Item 8.01.

A copy of the press release is attached hereto as Exhibit 99.1.

Section 8 — Other Events

Item 8.01	Other Events.

          On October 14, 2009, the Company’s Chief Executive Officer, Wayne Gruden, issued a private warrant (the “Warrant”) to the Company’s Chief Financial Officer, Johannes Petersen, providing Mr. Petersen the right to acquire one million (1,000,000) shares of the Company’s common stock (the “Warrant Shares”) currently held by Mr. Gruden.

          Under the terms of the Warrant, Mr. Petersen may exercise the Warrant and purchase up to 1,000,000 Warrant Shares at an exercise price of $0.01 per share, for a three year period. Such Warrant is being provided to Mr. Petersen in connection with his Consulting Agreement entered into with the Company on September 29, 2009, as previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 5, 2009, whereby the Company agreed to issue Mr. Petersen 1,000,000 restricted shares of the Company’s common stock as compensation for providing services as a director. Mr. Gruden and Mr. Petersen determined that it would be in the best interests of the Company and its shareholders for Mr. Gruden to assume the Company’s obligation to issue such shares to Mr. Petersen via a private transaction between Mr. Gruden and Mr. Petersen. Also, pursuant to the terms of the Warrant, Mr. Petersen may utilize a cashless exercise option in exercising the Warrant.

          Simultaneously with issuing Mr. Petersen the Warrant, Mr. Gruden has also agreed to return nineteen million (19,000,000) shares of the Company’s common stock (the “Shares”), currently held in his name, to the Company for cancellation, such that both Mr. Gruden’s holdings and the Company’s current total issued and outstanding share amount will each be reduced by 19,000,000 shares, accordingly. The return of Mr. Gruden’s Shares is being considered a contribution to the capital of the Company, with such Shares to be canceled and returned to the pool of the Company’s authorized and unissued shares of capital stock so as to increase shareholder value and provide the Company with greater ability to seek future financing options.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated October 15, 2009, entitled, “American Sierra Gold Corp. Announces Significant Cancellation of Stock”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SIERRA GOLD CORP.

Dated: October 15, 2009	By:	/s/ Johannes Petersen
Johannes Petersen Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release, dated October 15, 2009, entitled, “American Sierra Gold Corp. Announces Significant Cancellation of Stock”

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